UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

HWGC Holdings Limited

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55685 (Commission File Number)	30-0803939 (I.R.S. Employer Identification No.)

2nd Floor, 31 & 33, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia (Address of principal executive offices)

Registrant’s telephone number, including area code: +603 2143 2889

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2022, HWGC Holdings Limited, a Nevada corporation (the “Company”), entered into a share exchange agreement (the “Share Exchange Agreement”) with Fintech Scion Limited, a private limited company incorporated in the United Kingdom (“Fintech”), and all of the shareholders of Fintech (the “Shareholders”). Subject to the closing conditions set forth in the Share Exchange Agreement, each Shareholder irrevocably agreed to transfer and assign to the Company all of Fintech's shares held by such Shareholders in exchange for an aggregate of 101,666,667 newly issued shares of the Company's common stock, par value $0.0001 per share (the “Common Stock”). Following the closing of the share exchange (the “Transaction”), Fintech will be a wholly owned subsidiary of the Company.

Fintech, through its FintechCashier application, is a payment gateway and solution provider. FintechCashier supports a wide spectrum of services, ranging from credit card processing, exchange, eCommerce and wire solutions. The Company and Fintech believe the Transaction will result in growth opportunities for both companies.

Subject to the terms and conditions of the Share Exchange Agreement, at the closing of the Transaction, each issued and outstanding share of Fintech shall be exchanged for newly issued shares Common Stock (the “Exchange Shares”). The number of Exchange Shares will be calculated based on a $0.60 share price. Each of the Shareholders will receive their pro rata portion of the Exchange Shares based upon the total number of Fintech’s shares held by such Shareholder as of the date of the Share Exchange Agreement. No fractional shares will be issued in connection with the Transaction.

One of the current directors of the Company is also an employee of Fintech, and as such may be considered an interested director. Upon closing, there will be no change in the officers and directors of the Company. Immediately following the closing of the Transaction, however, a change of control of the Company will occur since the Shareholders are expected to own approximately 51.2% of the Company on a fully diluted basis and taking into account the issuance of shares to HWGG Capital pursuant to that certain Share Exchange Agreement, dated July 21, 2022, by and among the Company, HWGG Capital P.L.C, and the shareholders of HWGG Capital P.L.C. (the “HWGG Capital Transaction”).

The consummation of the Transaction is subject to certain closing conditions, including, among other matters: (a) any required notices have been sent to the United Kingdom’s Financial Conduct Authority regarding the change in ownership of Fintech; (b) the Securities and Exchange Commission declaring effective the registration statement on Form S-4 that will be filed in connection with the registration of the shares of Common Stock to be issued pursuant to the terms of the HWGG Capital Transaction; (c) the accuracy of the parties’ respective representations and warranties in the Share Exchange Agreement, subject to specified materiality qualifications; (d) compliance by the parties with their respective pre-closing obligations in the Share Exchange Agreement in all material respects; and (e) the absence of a Seller Material Adverse Effect (as defined in the Share Exchange Agreement).

The Share Exchange Agreement also contains representations, warranties, covenants, and indemnities that are customary for transactions of this type and provides for customary termination rights of the Company and Fintech.

The preceding summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed as Exhibit 10.22 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.22*	Share Exchange Agreement, dated August 9, 2022, by and among HWGC Holdings Limited, Fintech Scion Limited, and the shareholders of Fintech Scion Limited.

*The schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

Forward Looking Statements

The foregoing information may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation, all statements about the timing of the Transaction, the relative ownership of the Company at the closing of the Transaction, and consummation the Transaction, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “may”, “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” or the negative versions of those words. and variations of such words and similar expressions are intended to identify such forward-looking statements. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2022	HWGC HOLDINGS LIMITED

By: /s/ Leong Yee Ming
Name: Leong Yee Ming
Title: Chief Executive Officer